UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2009
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33280 (Commission File Number)	51-0610340 (I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

SIGNATURE

Item 8.01. Other Events.
On June 3, 2009, HFF, Inc. (the “Company”) announced that it had been notified by the New York Stock Exchange (the “NYSE”) that the Company had regained compliance with the NYSE’s continued listing standards. The Company had received a non-compliance notification from the NYSE in March 2009 because the Company had fallen below the listing standard requiring a listed company to maintain stockholders’ equity of at least $75 million if the company’s average market capitalization over a consecutive 30 trading-day period is less than $75 million. On June 1, 2009, the NYSE notified the Company that it had received approval from the Securities and Exchange Commission, retroactive to May 12, 2009, to lower the threshold levels regarding average market capitalization and stockholders’ equity from $75 million to $50 million. Such changes to the threshold levels are effective through October 31, 2009. The NYSE also indicated that it expects a subsequent rule filing prior to this date will make the lower thresholds permanent.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: June 3, 2009	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer